UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2024

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

_______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2024, pursuant to the approval of its Board of Directors (“Board”), Lexaria Bioscience Corp. (the “Company”) appointed Richard Christopher, age 54, to the position of Chief Executive Officer replacing Christopher Bunka who will remain as the Company’s Chairman of the Board and as a strategic advisor to the executive team.

In connection with Mr. Bunka’s transition to a consulting role, the Company paid the following as a severance package to terminate the current independent contractor agreement (the “Contract”) for CEO services (the Contract being previously filed with the Company’s 10-Q on January 14, 2022):

•	A lump sum Termination Break Fee equal to 17 times the current Monthly Fee (such capitalized terms as defined in the Contract);
•	A pro rata portion of any Annual Bonus (as that term is defined in the Contract) payable pursuant to the completion of performance milestones; and
•	Any Material Transaction Bonus that may be payable within six (6) months of the termination date.

Mr. Christopher who will be the Company’s ongoing CEO, will also be assuming the responsibilities of principal financial officer and principal accounting officer until the Company has appointed a new Chief Financial Officer.  Mr. Christopher does not have any family relationships with any other person employed or engaged by the Company nor has Mr. Christopher been a party to any transaction with the Company exceeding $120,000.

Mr. Christopher has extensive experience with pharmaceutical and medical device companies.  He was the Chief Financial Officer of Invivo Therapeutics Holdings Corp. (“InVivo”) from 2019 to 2024.  InVivo Therapeutics was a pioneering biomaterials and biotechnology company with a focus on the treatment of spinal cord injuries. Its goal was to develop and commercialize groundbreaking technologies and treatments for spinal cord injury (SCI). At the core of InVivo’s technology portfolio was the Neuro-Spinal Scaffold™ a novel and proprietary biomaterial that is implanted into the epicenter of the injury to modulate the healing environment and serve as a support for neuroregeneration. As the Neuro-Spinal Scaffold failed to advance through clinical trials, InVivo delisted from the Nasdaq Stock Market around March 20, 2024.

Mr. Christopher was the Chief Financial Officer of iCAD, Inc. from December 2016 through January 2019.  iCAD, Inc. is a Nasdaq-listed company with a focus on therapies and solutions for the early identification and treatment of cancer, where he held both financial and operational responsibilities.  Prior to iCAD, Inc., Mr. Christopher was Chief Financial Officer from March 2014 through December 2016 and Chief Operating Officer from October 2015 through December 2016 of Caliber Imaging & Diagnostics, Inc., a medical technology company focused on cancer detection imaging solutions, with primary applications in dermatology. Prior to Caliber and starting in 2000, Mr. Christopher held various positions of increasing responsibility at DUSA Pharmaceuticals, Inc., a Nasdaq-listed dermatology company focused on the treatment of precancerous skin lesions, where he ultimately served as Chief Financial Officer from January 2005 through its acquisition and integration into Sun Pharmaceuticals Industries Ltd in April 2013.

Mr. Christopher holds a Master of Science in Accounting from Suffolk University and a Bachelor of Science in Finance from Bentley University.

In connection with his employment with the Company and pursuant to the terms of an employment agreement dated August 31, 2024, (the “Agreement”), Mr. Christopher will receive an annual Base Salary which shall be increased by 5% on each of January 1, 2025 and 2026.  Mr. Christopher is also eligible for an annual bonus that targets fifty percent (50%) of his annualized Base Salary based upon achievement of certain performance goals.  In accordance with the Agreement, on Augst 31, 2024, the Board granted Mr. Christopher an incentive stock option to purchase up to 200,000 shares of the Company’s common stock, pursuant to its Equity Incentive Plan (the “Options”). The Options have an exercise price per share equal to $3.92,  being one cent ($0.01) above the closing price of the Company’s shares on the Nasdaq Capital Market  closest to the grant date, and will vest commencing on February 28, 2025 as to 50,000 options with the balance being vested monthly from March 31, 2025 to November 30, 2026 as to 6,818 options with the balance of 6,822 options vesting on December 31, 2026.

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Mr. Christopher is also entitled to a material transaction bonus if a change of control of the Company occurs, or within six months of termination without Just Cause or for Good Reason, equal to twelve (12) months of Base Salary if a Change of Control occurs during the first year of the Term, thirteen (13) months of Base Salary if a Change of Control occurs in the second year of the Term and fourteen (14) months of Base Salary if a Change of Control occurs in the third year of the Term or any subsequent year of the Term.

Mr. Christopher is also entitled to severance payments under the Employment Agreement. If his employment is terminated by the Company without Just Cause or by him for Good Reason, he shall receive one (1) month of Base Salary for each one (1) month of employment the Executive has completed with LBC up to a maximum of twelve (12) months’ Base Salary in addition to any accrued wages and earned bonus.

The description of Mr. Christopher’s compensation is qualified in its entirety by the agreement that will be filed as an exhibit to the Company’s annual 10-K Periodic Report.

Item 7.01 Regulation FD Disclosure

Christopher Bunka, the outgoing Chief Executive Officer of Lexaria Bioscience Corp. (“Lexaria”) has issued his final letter providing Lexaria’s strategic update.  A copy of the letter is attached as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01 Financial Statements and Exhibits

99.1	Letter from the CEO
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ John Docherty
John Docherty
President

Date:	September 5, 2024

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